UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 12, 2024

Ciena Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36250

Delaware
(State or other jurisdiction of incorporation)
7035 Ridge Road, Hanover, MD
(Address of principal executive offices)

23-2725311
(IRS Employer Identification No.)
21076
(Zip Code)
Registrant's telephone number, including area code: (410) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CIEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On December 12, 2024, Ciena Corporation ("Ciena") issued a press release announcing its financial results for its fiscal fourth quarter ended November 2, 2024. The text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this "Report"). As discussed in the press release, Ciena will be hosting an investor call to discuss its results of operations for its fiscal fourth quarter ended November 2, 2024.

In conjunction with the issuance of this press release, Ciena posted to the quarterly results page of the "Investors" section of www.ciena.com an accompanying investor presentation. The investor presentation is furnished as Exhibit 99.2 to this Report.

The information in Exhibits 99.1 and 99.2, as well as Item 2.02 of this Report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. Investors are encouraged to review the “Investors” page of our website at www.ciena.com because, as with the other disclosure channels that we use, from time to time we may post material information exclusively on that site.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 11, 2024, Patrick H. Nettles, Ph.D., Executive Chair of Ciena’s Board of Directors (the “Board”), notified Ciena of his planned retirement and that he would not stand for re-election as a director at the end of his term at Ciena's 2025 Annual Meeting of Stockholders (the "Annual Meeting"). In connection with this decision, Dr. Nettles stepped down from his position as Executive Chair of the Board effective December 11, 2024. The Board has approved a decrease in the size of the Board from ten to nine directors, effective upon Dr. Nettles's departure from the Board following the Annual Meeting. The Board appointed Lawton W. Fitt as independent Chair of the Board in connection with and effective as of Dr. Nettles stepping down as Executive Chair. In connection with Ms. Fitt's appointment as independent Chair, the Board appointed Devinder Kumar to replace Ms. Fitt as chair of the Audit Committee of the Board, effective January 1, 2025.

As previously announced, Andrew C. Petrik, Ciena's Vice President, Principal Accounting Officer and Controller, will retire effective April 25, 2025. In connection with Mr. Petrik’s planned retirement, effective immediately following the filing of Ciena’s Annual Report on Form 10-K for the fiscal year ended November 2, 2024 with the Securities and Exchange Commission (the "SEC"), Mr. Petrik will cease to be Ciena's principal accounting officer and James E. Moylan, Jr., 73, our Senior Vice President and Chief Financial Officer, will assume the responsibilities of principal accounting officer. Ciena previously disclosed Mr. Moylan’s biographical information under the caption "Information About Our Executive Officers and Directors" in Part I, Item 1 of Ciena's Annual Report on Form 10-K for the fiscal year ended October 28, 2023, as filed with the SEC on December 15, 2023, which information is incorporated herein by reference. Mr. Moylan will not receive any additional compensation or equity awards in connection with his appointment as principal accounting officer.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 11, 2024, in connection with a periodic review of Ciena's bylaws, the Board adopted and approved Ciena’s Amended and Restated Bylaws (the “Amended Bylaws”). The amendments contained in the Amended Bylaws (i) clarify procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submission of stockholder proposals made in connection with annual and special meetings of stockholders, and (ii) make administrative and ministerial language updates.

The foregoing description of the amendments is qualified by reference to the text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this Report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
In connection with the announcement of Dr. Nettles’s pending retirement and the appointment of Ms. Fitt as independent Chair of the Board, Ciena issued a press release, a copy of which is furnished as Exhibit 99.3 to this Report.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Document

3.1	Amended and Restated Bylaws of Ciena Corporation
99.1	Text of Press Release dated December 12, 2024, issued by Ciena Corporation, reporting its results of operations for its fiscal fourth quarter ended November 2, 2024.
99.2	Investor Presentation for Ciena Corporation's fiscal fourth quarter ended November 2, 2024.
99.3
Text of Press Release dated December 12, 2024, issued by Ciena Corporation, announcing planned retirement of Patrick H. Nettles, Ph.D., Executive Chair of Ciena’s Board of Directors, and appointment of Lawton W. Fitt as independent Chair.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: December 12, 2024	By:	/s/ Sheela Kosaraju
Sheela Kosaraju
Senior Vice President, General Counsel and Assistant Secretary